Keel Infrastructure Reports Third Quarter 2026 Results

Continued progress with permitting and commercialization; advanced lease negotiations across three near-term sites

Commenced construction at Moses Lake; expected to be first energized site generating HPC revenue in 2027

NEW YORK, November 5, 2026 - Keel Infrastructure Corp. (NASDAQ/TSX: KEEL) (“Keel” or the “Company”), a North American digital infrastructure and energy company, today reported its financial results for the quarter ended September 30, 2026.

CEO Ben Gagnon stated, “Power supply is getting scarcer while demand keeps climbing. Keel’s 2027 and 2028 power is further advanced, more secure, and closer to delivery than it was last quarter. With competitive tension high at all three near-term sites, and multiple creditworthy parties at the negotiation table, I have every confidence we will sign the right leases for each site, ones that deliver the most attractive returns for our shareholders.”

“We remain strongly capitalized, with approximately $780 million of cash liquidity and no current need for debt or equity financing before signing a lease," said Jonathan Mir, CFO. "Capital we deploy ahead of a lease becomes part of our equity contribution to a project's financing, and we examine opportunities to recycle capital on an ongoing basis. Our strategy is to advance at the speed our customers require, while signing leases and obtaining project financing on terms that will deliver attractive returns for our shareholders."

Strategic and Operational Highlights
•Received all necessary permits, clearing Notice to Proceed, and began construction at Moses Lake in September 2026. In addition, engineered an optional solution for the site to support next generation Vera Rubin architecture (formerly GB300) driven by customer demand, which would make Keel a full Vera Rubin platform company.
•Advanced permitting at Sharon and Panther Creek, clearing three permits, with four environmental permits remaining, of which two are in draft stage.
•Engineered revised site plans at Sharon and Panther Creek that are fully compliant with Pennsylvania’s new Executive Order, with no meaningful changes to project costs or timelines for tenants.
•Detailed load studies for expansion capacity at Panther Creek (up to 500 MW) and Scrubgrass (up to 1.3 GW) represent up to a ~300% potential increase of our Secured

Capacity for data centers from 478 MW to 1,928 MW. Both studies remain on track for completion in Q1 2027, with no impact from the Executive Order.

Q3 2026 Financial Highlights from Continuing Legacy Operations
•Revenue of $28 million, compared to $68 million in Q3 2025. The decrease was largely due to the deliberate cessation of U.S. Bitcoin mining operations during Q2 2026 in order to advance HPC/AI development and a decline in average Bitcoin price.
•General and administrative expenses of $34 million, compared to $17 million in Q3 2025, primarily reflecting increased hiring of senior subject-matter experts and professional fees as the Company scales into the project management phase of its strategy and higher stock-based compensation from larger combined vesting of outstanding stock options, restricted stock units and performance stock units at higher fair values.
•Operating loss of $8 million, including non-cash depreciation of $13 million, compared to an operating loss of $18 million in Q3 2025, which included $27 million of non-cash depreciation.
•Loss from continuing operations of $62 million, or a $0.10 loss per basic and diluted share, compared to a loss from continuing operations of $11 million, or a $0.02 loss per basic and diluted share, in Q3 2025. This was driven primarily by a $55 million non-cash unrealized loss on the fair value of the Company’s capped calls associated with the 2025 convertible notes offering.
•Adjusted EBITDA* of negative $27 million, down from $19 million in Q3 2025.
•As of November 4, 2026, the Company had a liquidity of approximately $780 million in unrestricted cash.
•During the third quarter, the Company sold 2,520 Bitcoin, comprising its entire treasury position of 2,261 Bitcoin and the 259 Bitcoin mined during the quarter, totaling $192 million in proceeds, executing the sales during periods of strength. As of September 30, Keel's Bitcoin holdings were nominal, and Bitcoin that is mined from operations in Quebec will be sold on a daily basis moving forward, effectively eliminating the Company’s exposure to Bitcoin price movements on treasury holdings.

*Adjusted EBITDA is a non-GAAP financial measure and should be read in conjunction with and should not be viewed as an alternative to or replacement of measures of operating results and liquidity presented in accordance with U.S. GAAP. In addition, the Company’s non-GAAP measures are adjusted to exclude discontinued operations, to align with the presentation in our financial statements. Refer to the reconciliation to the most comparable GAAP measure included at the end of this news release

Conference Call
Management will host a conference call today, November 5, 2026 at 8:00 a.m. Eastern. All Q3 2026 materials will be available before the call and can be accessed on the ‘Quarterly Results’ section of the Keel investor site.

The live webcast and a webcast replay of the conference call can be accessed here.

Non-GAAP Measures
Keel follows U.S. GAAP. Under U.S. GAAP, the revaluation gains and losses on the mark-to-market of its Bitcoin holdings and the realized gains and losses on the disposition of Bitcoins are reflected in its income statement. The Company also does not include the revaluation gains or losses on the mark-to-market of its Bitcoin holdings and the realized gains or losses on the disposition of Bitcoins in Adjusted EBITDA, which is a measure of the cash profitability of its operations and does not reflect the change in value of its assets and liabilities. The Company uses Adjusted EBITDA to measure its operating activities' financial performance and cash generating capability, to assess profitability before the impact of the items excluded from EBITDA, to provide users with a consistent and comparable measure of profitability, and to facilitate comparisons of operating performance.

Continuing Operations
In 2025, the Company began to execute a strategic transformation, pivoting to North American HPC infrastructure and winding down most legacy Bitcoin mining operations. Following the rebalancing of our portfolio, we sold our Paraguay operations on April 21, 2026 and our Argentina subsidiary on June 24, 2026. The results of our Argentina and Paraguay operations are presented as discontinued operations. Argentina was abandoned in 2025 and Paso Pe was classified as held for sale. Continuing operations refer to our North American portfolio.

About Keel Infrastructure Corp.
Keel is a North American digital infrastructure and energy company that develops and owns data centers and energy infrastructure for high-performance computing workloads, including AI. With a development pipeline of 2.2 gigawatts and established grid interconnections in place, Keel delivers scalable infrastructure solutions in high-demand power markets across Pennsylvania and Washington State in the United States, and Québec in Canada. Keel is headquartered in New York City and trades under the ticker symbol "KEEL" on Nasdaq and TSX. Learn more at www.keelinfra.com.

Forward-Looking Statements
This news release contains certain “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. The statements and information in this release regarding the North American energy and compute infrastructure strategy, opportunities relating to the potential of the Company’s data centers for HPC/AI opportunities, our development pipeline, the availability of funds for the Company’s development activities, the Company's liquidity and capital resources, including the Company’s expectation that it will not need debt or equity financing to reach lease execution and its plans to recycle capital, the expected timelines for permitting, site development, construction, energization and infrastructure delivery, including at Moses Lake, Sharon and Panther Creek, the expected generation of HPC revenue in 2027, the expected timing and results of load studies and potential expansion capacity, the potential to support next generation chip architectures, the expected impact of Pennsylvania’s Executive Order on project costs and timelines, the status and outcome of lease negotiations and the Company's ability to enter into leases and other commercial agreements with customers on favorable terms or at all, the Company’s plans to sell Bitcoin it mines on a regular basis and its exposure to Bitcoin prices, and other statements regarding future growth, plans and objectives of the Company are forward-looking information.

Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “positioning”, “prospects”, “potential”, “believes”, “confidence”, “on track” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking information. This forward-looking information is based on assumptions and estimates of management of Keel at the time they were made, and involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Keel to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. Such factors, risks and uncertainties include, among others: our limited operating history and history of operating losses, which make it difficult to evaluate our business and prospects; our evolving business model and strategy, including our strategic transformation from Bitcoin mining to HPC infrastructure, which may not be successful; our increased focus on developing data centers dedicated to HPC and AI workloads, which may not become profitable and has diverted and will divert resources from our Bitcoin mining operations; our ability to execute leases with customers for our data centers on acceptable terms, within expected timelines, or at all; our dependence on reliable and economical sources of power, including regulated electricity rates in Québec (Canada), Pennsylvania and Washington State (United States), and the risk of increased electricity rates in Québec, including as a result of Orders-in-Council 88-2026 and 89-2026 and related rate applications; our reliance on a limited number of third-party suppliers and manufacturers, including those in foreign jurisdictions, exposing us to supply chain disruptions, trade restrictions, and tariff risks; delays, cost overruns, and other risks associated with the continued development of our existing and planned facilities; intense competition from other digital infrastructure developers and established data center operators, some of which may have greater resources and experience; the potential inadequacy of our insurance coverage to protect against all losses; the capital-intensive nature of constructing HPC data centers and our potential inability to secure financing or attractive financing for such efforts; significant competition for suitable data center sites and regulatory constraints that could adversely impact our development pipeline; our dependence on significant customers for our HPC data centers, and the risk of customer default or failure to make timely payments; public, community and political opposition to data center development, and resulting governmental action, including moratoria, executive orders and restrictive zoning or permitting requirements, such as the executive order issued by the Governor of Pennsylvania; the rapidly evolving regulatory landscape surrounding HPC, AI, and Bitcoin mining, which may negatively impact our expansion efforts; our limited remaining revenue sources until our data centers generate revenue; the high volatility of Bitcoin prices, which has significantly affected and will continue to affect the profitability of our remaining Bitcoin mining operations; fraud or failure of Bitcoin exchanges, custodians, and other trading venues that could adversely impact Bitcoin prices and our business; our requirement to obtain and comply with numerous government permits and approvals across multiple jurisdictions, including the risk that such permits may be delayed, denied, revoked or modified; extensive environmental, energy, and climate-related regulation that could result in significant additional costs or liabilities; political uncertainty in the U.S. and internationally, including potential regulatory and policy changes affecting the data center, energy and cryptocurrency industries; cybersecurity threats and hacking attacks that could compromise our systems and data; our indebtedness, including our convertible senior notes, and the substantial additional capital we expect to require to fund our data center development, with no assurance that financing will be available on acceptable terms; counterparty risk with respect to the capped call transactions entered into in connection with the convertible notes; and potential dilution to shareholders from future issuances of capital stock, conversion of convertible notes, or exercise of options and warrants. For further information concerning these and other risks and uncertainties, refer to Keel’s filings with the U.S. Securities and Exchange Commission (“SEC”) at www.sec.gov and on www.sedarplus.ca, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 and subsequent filings with the SEC. There may be other factors that cause results not to be as anticipated, estimated or intended, including factors that are currently unknown to or deemed immaterial by Keel. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on any forward-looking information. Keel does not undertake any obligation to revise or update any forward-looking information other than as required by law. Trading in the securities of the Company should be considered highly speculative.

Investor Relations Contact: Laine Yonker ir@keelinfra.com	Media Contact: Amanda Ignatius media@keelinfra.com

Keel Infrastructure Corp. Consolidated Financial & Operational Results (unaudited)

	Three months ended September 30,				Nine months ended September 30,
(U.S.$ in thousands except where indicated)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Revenues	27,603	67,969	(40,366)	(59)%	95,025	176,528	(81,503)	(46)%
Cost of revenues	(42,201)	(70,221)	28,020	(40)%	(222,681)	(182,390)	(40,291)	22%
Gross loss	(14,598)	(2,252)	(12,346)	548%	(127,656)	(5,862)	(121,794)	nm
Gross margin	(53)%	(3)%	—	—	(134)%	(3)%	—	—
Operating expenses
General and administrative expenses	(34,289)	(17,155)	(17,134)	100%	(92,437)	(54,157)	(38,280)	71%
Change in fair value of digital assets	73,564	5,176	68,388	nm	23,086	(1,574)	24,660	nm
Realized (loss) gain on sale of digital assets	(32,234)	4,801	(37,035)	(771)%	(45,224)	25,783	(71,007)	(275)%
Gain on disposition of property, plant and equipment and deposits	2,697	64	2,633	nm	1,778	2,200	(422)	(19)%
Impairment of long-lived assets	(2,812)	(9,103)	6,291	(69)%	(6,381)	(9,103)	2,722	(30)%
Operating loss	(7,672)	(18,469)	10,797	(58)%	(246,834)	(42,713)	(204,121)	478%
Operating margin	(28)%	(27)%	—	—	(260)%	(24)%	—	—
Interest income	5,831	511	5,320	nm	12,439	1,773	10,666	602%
Interest expense	(4,450)	(2,051)	(2,399)	117%	(12,702)	(3,818)	(8,884)	233%
(Loss) gain on derivative assets and liabilities	(55,300)	12,175	(67,475)	(554)%	20,176	12,245	7,931	65%
Loss on extinguishment of long-term debt	—	—	—	—%	(21,596)	—	(21,596)	(100)%
Other income (expenses)	721	(3,215)	3,936	122%	(3,864)	(3,703)	(161)	4%
Total other (expense) income	(53,198)	7,420	(60,618)	(817)%	(5,547)	6,497	(12,044)	(185)%
Loss before taxes from continuing operations	(60,870)	(11,049)	(49,821)	451%	(252,381)	(36,216)	(216,165)	597%
Income tax (expense) benefit	$(1,518)	40	(1,558)	nm	(1,532)	(182)	(1,350)	742%
Loss from continuing operations	(62,388)	(11,009)	(51,379)	467%	(253,913)	(36,398)	(217,515)	598%
Loss from discontinued operations	(323)	(27,758)	27,435	(99)%	(19,146)	(63,423)	44,277	(70)%
Net loss	(62,711)	(38,767)	(23,944)	62%	(273,059)	(99,821)	(173,238)	174%
nm: not meaningful

1	Excluding discontinued operations in Rio Cuarto, Argentina, which have been abandoned due to the halting of the energy supply since May 12, 2025 and economic uncertainty in the region, and in Paso Pe, Paraguay, for which its sale was completed on April 21, 2026, as we make a strategic shift towards developing data center infrastructure dedicated to HPC and AI use in North America.

Keel Infrastructure Corp. Reconciliation of Consolidated (loss) income from continuing operations to EBITDA and Adjusted EBITDA from Continuing Operations (unaudited)

	Three months ended September 30,				Nine months ended September 30,
(U.S.$ in thousands except where indicated)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change

Revenues	27,603	67,969	(40,366)	(59)%	95,025	176,528	(81,503)	(46)%

Loss before taxes from continuing operations	(60,870)	(11,049)	(49,821)	451%	(252,381)	(36,216)	(216,165)	597%
Interest income	(5,831)	(511)	(5,320)	nm	(12,439)	(1,773)	(10,666)	602%
Interest expense	4,450	2,051	2,399	117%	12,702	3,818	8,884	233%
Depreciation and amortization	12,625	26,544	(13,919)	(52)%	124,468	71,431	53,037	74%
EBITDA	(49,626)	17,035	(66,661)	(391)%	(127,650)	37,260	(164,910)	(443)%
EBITDA margin	(180)%	25%			(134)%	21%
Stock-based compensation	8,815	2,851	5,964	209%	21,369	10,403	10,966	105%
Realized loss (gain) on disposition of digital assets	32,234	(4,801)	37,035	771%	45,224	(25,783)	71,007	275%
Change in fair value of digital assets	(73,564)	(5,176)	(68,388)	nm	(23,086)	1,574	(24,660)	nm
Impairment of long-lived assets	2,812	9,103	(6,291)	(69)%	6,381	9,103	(2,722)	(30)%
Loss (gain) on derivative assets and liabilities	55,300	(12,175)	67,475	554%	(20,176)	(12,245)	(7,931)	65%
Loss on extinguishment of long-term debt	—	—	—	—%	21,596	—	21,596	100%
Costs not associated with ongoing operations (1)	—	9,244	(9,244)	(100)%	6,406	10,915	(4,509)	(41)%
Other expense (income) (2)	(3,418)	3,155	(6,573)	(208)%	2,086	1,507	579	38%
Adjusted EBITDA	(27,447)	19,236	(46,683)	(243)%	(67,850)	32,734	(100,584)	(307)%
Adjusted EBITDA margin	(99)%	28%			(71)%	19%
nm: not meaningful

1
Costs not associated with ongoing operations for YTD Q3 2026 include $5.4 million of professional fees related to the U.S. redomiciliation and $1.0 million related to the U.S. GAAP conversion. Costs not associated with ongoing operations for YTD Q3 2025 include $9.2 million of customs duties regarding Miners we imported in 2021, $1.6 million of professional fees related to the acquisition of Stronghold and $0.1 million related to the sale of the Yguazu Bitcoin Data Center.

2
Other expense (income) for Q3 2026 and YTD Q3 2026 include a provision for receivables of nil and $4.2 million, respectively (Q3 2025 and YTD Q3 2025: nil), a (gain) loss on disposal of property, plant and equipment of $2.7 million and $1.8 million, respectively, (Q3 2025: $0.1 million, YTD Q3 2025: $2.2 million), and other financial (income) expense of $0.5 million and $0.1 million, respectively, (Q3 2025: $2.5 million, YTD Q3 2025: $2.2 million).